Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 373-3100	(615) 373-3100
AMERICA SERVICE GROUP ANNOUNCES SECOND QUARTER RESULTS

Company Also Announces Increased Guidance for Full-Year 2009 Net Income,
Commencement of Quarterly Dividend, Extension of Current Stock
Repurchase Program and New Credit Facility
Second Quarter Highlights:
•	Increase in healthcare revenues from continuing contracts of 29.7% from the prior year quarter;

•	Increase in net income to $2.1 million in the quarter, an increase of 55.7% from the prior year quarter;

•	Increase in Adjusted EBITDA to $5.0 million in the quarter compared with $3.9 million in the prior year quarter;

•	Cash and cash equivalents of $31.5 million at June 30, 2009; and

•	No debt outstanding at June 30, 2009.
BRENTWOOD, Tennessee (July 29, 2009) — America Service Group Inc. (NASDAQ:ASGR) announced today results for the second quarter and six months ended June 30, 2009. The Company also announced increased guidance for full-year 2009 net income, commencement of a quarterly dividend, an extension of its current stock repurchase program and a new credit facility.
Commenting on today’s announcement, Richard Hallworth, president and chief executive officer of America Service Group, said, “The Company produced another very strong quarter of earnings, and our cash position at June 30th is the strongest in our history. Based on the confidence we have in our continued earnings strength for the remainder of 2009, we are increasing our guidance. In addition, we have evaluated the best use of cash in the interests of shareholders, and we are extending the time frame for the completion of our current stock repurchase program. Lastly, we are pleased to announce the commencement of a quarterly dividend.”
FAS 144 Impact on Income Statement Presentation Format
As noted in its 2008 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (“FAS 144”) to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

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ASGR Announces Second Quarter Results

July 29, 2009
As a result of the application of FAS 144, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.
Results for Second Quarter and Six Months Ended June 30, 2009
Healthcare revenues from continuing contracts for the second quarter of 2009 were $157.8 million, an increase of 29.7% over the prior year quarter. Healthcare revenues from continuing contracts for the six months ended June 30, 2009, were $287.0 million, an increase of 17.8% over the prior year period. Total Revenues, which include revenues from continuing and discontinued contracts, for the second quarter of 2009 were $158.7 million, an increase of 25.9% from the prior year quarter. Total Revenues for the six months ended June 30, 2009, were $289.6 million, an increase of 13.8% from the prior year period. The increase in both healthcare revenues from continuing contracts as well as Total Revenues from the prior year quarter and six months ended June 30 is primarily due to the commencement of services on April 1, 2009, under the Company’s new contract with the State of Michigan Department of Corrections.
Healthcare expenses from continuing contracts for the second quarter of 2009 were $145.9 million, or 92.5% of healthcare revenues, as compared with $111.7 million, or 91.8% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the six months ended June 30, 2009, were $265.6 million, or 92.5% of healthcare revenues, as compared with $224.7 million, or 92.2% of healthcare revenues, in the prior year period. Healthcare expenses have been negatively impacted by adverse reserve development related to two professional liability claims totaling $2.8 million and $4.6 million in the second quarter and the six months ended June 30, 2009, respectively. Adverse reserve development related to other pre-2009 professional liability claims totaled $227,000 and $797,000 in the second quarter and the six months ended June 30, 2009, respectively. The 2009 amounts compare with $1.1 million and $1.9 million of total adverse reserve development related to professional liability claims in the second quarter and the six months ended June 30, 2008, respectively. Total Healthcare Expenses, which include expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the second quarter of 2009 were $146.8 million, or 92.5% of Total Revenues, as compared with $115.8 million, or 91.9% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the six months ended June 30, 2009, were $268.4 million, or 92.7% of Total Revenues, as compared with $234.7 million, or 92.2% of Total Revenues, in the prior year period.
Gross margin from continuing contracts for the second quarter of 2009 was $11.9 million, or 7.5% of healthcare revenues, as compared with $9.9 million, or 8.2% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the six months ended June 30, 2009, was $21.5 million, or 7.5% of healthcare revenues, as compared with $19.0 million, or 7.8% of healthcare revenues, in the prior year period. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the second quarter of 2009 was $11.9 million, or 7.5% of Total Revenues, as compared with $10.2 million, or 8.1% of Total Revenues, in the prior year quarter. Total Gross Margin for the six months ended June 30, 2009, was $21.2 million, or 7.3% of Total Revenues, as compared with $19.7 million, or 7.8% of Total Revenues, in the prior year period.

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ASGR Announces Second Quarter Results

July 29, 2009
Selling, general and administrative expenses for the second quarter of 2009 were $7.4 million, or 4.7% of healthcare revenues, as compared with $6.9 million, or 5.7% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the six months ended June 30, 2009, were $14.7 million, or 5.1% of healthcare revenues, as compared with $13.3 million, or 5.5% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $435,000 and $525,000 for the second quarters of 2009 and 2008, respectively, and $899,000 and $1.1 million for the six months ended June 30, 2009 and 2008, respectively. Also included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2009 incentive compensation plan of $830,000 and $1.4 million in the second quarter and the six months ended June 30, 2009, respectively, compared with $541,000 and $672,000 of accrued bonus expense in the prior year quarter and the six months ended June 30, 2008, respectively, related to the Company’s 2008 incentive compensation plan. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the second quarter of 2009, were 4.4%, as compared with 5.0% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the six months ended June 30, 2009, were 4.8%, which is consistent with the prior year period.
Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, the findings of which were reported in March 2006, for the quarters ended June 30, 2009 and 2008, were $120,000 and $0, respectively, and for the six months ended June 30, 2009 and 2008, were $133,000 and $58,000, respectively.
Adjusted EBITDA for the second quarter of 2009 was $5.0 million, as compared with $3.9 million in the prior year quarter. Adjusted EBITDA for the six months ended June 30, 2009, was $7.4 million, as compared with $7.5 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
Depreciation and amortization expense for the second quarter of 2009 was $659,000, as compared with $959,000 in the prior year quarter. Depreciation and amortization expense for the six months ended June 30, 2009, was $1.3 million, as compared with $1.9 million in the prior year period.
Income from operations for the second quarter of 2009 was $3.7 million, as compared with $2.1 million in the prior year quarter. Income from operations for the six months ended June 30, 2009, was $5.4 million, as compared with $3.7 million in the prior year period.
Net interest expense for the second quarter of 2009 was $56,000, as compared with $177,000 in the prior year quarter. Net interest expense for the six months ended June 30, 2009, was $120,000, as compared with $449,000 in the prior year period.
Income from continuing operations before income taxes for the second quarter of 2009 was $3.7 million, as compared with $1.9 million in the prior year quarter. Income from continuing operations before income taxes for the six months ended June 30, 2009, was $5.2 million, as compared with $3.3 million in the prior year period.
The income tax provision for the second quarter of 2009 was $1.6 million, as compared with $746,000 in the prior year quarter. The income tax provision for the six months ended June 30, 2009, was $2.2 million, as compared with $1.3 million in the prior year period.

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ASGR Announces Second Quarter Results

July 29, 2009
Income from continuing operations after taxes for the second quarter of 2009 was $2.1 million, as compared with $1.2 million in the prior year quarter. Income from continuing operations after taxes for the six months ended June 30, 2009, was $3.0 million, as compared with $2.0 million in the prior year period.
Income from discontinued operations, net of taxes, for the second quarter of 2009 was $14,000, as compared with $154,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the six months ended June 30, 2009, was $196,000, as compared with income from discontinued operations, net of taxes, of $379,000 in the prior year period.
Net income for the second quarter of 2009 was $2.1 million, or $0.23 per basic and diluted common share, as compared with $1.4 million, or $0.15 per basic and diluted common share, in the prior year quarter. Net income for the six months ended June 30, 2009, was $2.8 million, or $0.31 per basic and diluted common share, as compared with $2.3 million, or $0.25 per basic and diluted common share, in the prior year period.
Cash and cash equivalents were $31.5 million at June 30, 2009, as compared with $28.0 million at March 31, 2009, and $24.9 million at December 31, 2008. There was no debt outstanding at June 30, 2009, March 31, 2009 or December 31, 2008. Days sales outstanding in accounts receivable were 27 days at June 30, 2009, as compared with 32 days at March 31, 2009, and 31 days at December 31, 2008. Net cash provided by operating activities for the second quarter of 2009 was $5.3 million, as compared with $6.6 million in the prior year quarter. Net cash provided by operating activities for the six months ended June 30, 2009, was $10.3 million, as compared with $9.3 million in the prior year period.
Commencement of Quarterly Dividend
On July 28, 2009, the Company’s Board of Directors commenced a quarterly dividend program and declared a quarterly cash dividend on the Company’s common stock for the third quarter of $0.05 per share. The dividend will be paid on September 9, 2009, to the shareholders of record on August 19, 2009.
Stock Repurchase Program
On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. On July 28, 2009, the Company’s Board of Directors authorized the extension of the stock repurchase program by two years through the end of 2011. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.
The Company repurchased and retired 69,850 shares of its common stock under the stock repurchase program during the second quarter of 2009 for approximately $1.0 million. Since the inception of the repurchase program, the Company has repurchased and retired 456,750 shares of its common stock under the repurchase program for approximately $5.0 million. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.
The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.

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ASGR Announces Second Quarter Results

July 29, 2009
As of July 28, 2009, the Company had approximately 9.3 million shares outstanding.
New Credit Facility
On July 28, 2009, the Company entered into a new revolving credit and security agreement with CapitalSource Bank replacing its previous agreement with CapitalSource Finance LLC.
2009 Guidance
The Company is increasing its guidance for estimated full year 2009 net income. The Company’s updated guidance for estimated full year 2009 results with a comparison to previous guidance is summarized below:

	Previous	Updated
	Guidance	Guidance
	For Full Year	For Full Year
	2009 Results	2009 Results
Total Revenues (1)	$600.0 — $610.0 million	$600.0 — $610.0 million
Healthcare expenses (2)	$555.1 — $565.1 million	$554.2 — $564.2 million
Gross margin (2)	$44.9 million	$45.8 million
Selling, general and administrative expenses (3)	$28.5 million	$28.6 million
Audit Committee investigation and related expenses	—	$0.2 million
Depreciation, amortization and interest expense (1)	$2.9 million	$3.0 million
Pre-tax income (1)(2)(3)	$13.5 million	$14.0 million
Income tax provision (1)	$5.7 million	$6.0 million
Net income — GAAP	$7.8 million	$8.0 million
Weighted average common shares outstanding — diluted	8.9 million	9.1 million
Net income per common share — diluted — GAAP	$0.88	$0.88

(1)	From continuing and discontinued contracts.

(2)	From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2009.

(3)	Including share-based compensation expense allocated to selling, general and administrative expenses of $1.6 million estimated for 2009.
Consistent with past practice, the Company’s guidance for full year 2009 results does not consider the impact of any contracts with potential new customers that have not yet been signed. Contracts currently in operation are included in the guidance for full year 2009 results through the end of the year, unless the Company has previously been notified otherwise by the client.
Conference Call
A listen-only simulcast and replay of America Service Group’s second quarter 2009 results conference call will be available online at www.asgr.com or www.earnings.com on July 30, 2009, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information and other information concerning the Company can be found on the Company’s website.
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

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ASGR Announces Second Quarter Results

July 29, 2009
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.
The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2009 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

•	whether or not government agencies continue to privatize correctional healthcare services;

•	risks arising from governmental budgetary pressures and funding;

•	the possible effect of adverse publicity on the Company’s business;

•	increased competition for new contracts and renewals of existing contracts;

•	risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;

•	the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;

•	the Company’s ability to maintain and continually develop information technology and clinical systems;

•	the outcome or adverse development of pending litigation, including professional liability litigation;

•	the Company’s determination whether to continue the payment of quarterly cash dividends, and if so, at the current amount;

•	the Company’s determination whether to repurchase shares under its stock repurchase program;

•	the Company’s dependence on key management and clinical personnel;

•	risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;

•	risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

•	the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results;

•	the Company’s ability to expand its products beyond its traditional correctional health client base; and

•	the risks arising from shareholder litigation.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,
	2009	% of Revenue	2008	% of Revenue
Healthcare revenues	$157,836	100.0	$121,667	100.0
Healthcare expenses	145,935	92.5	111,727	91.8

Gross margin	11,901	7.5	9,940	8.2
Selling, general and administrative expenses	7,415	4.7	6,861	5.7
Audit Committee investigation and related expenses	120	0.1	—	—
Depreciation and amortization	659	0.4	959	0.8

Income from operations	3,707	2.3	2,120	1.7
Interest, net	56	—	177	0.1

Income from continuing operations before income tax provision	3,651	2.3	1,943	1.6
Income tax provision	1,562	1.0	746	0.6

Income from continuing operations	2,089	1.3	1,197	1.0
Income from discontinued operations, net of taxes	14	—	154	0.1

Net income	$2,103	1.3	$1,351	1.1

Income per common share — basic:
Income from continuing operations	$0.23		$0.13
Income from discontinued operations, net of taxes	—		0.02

Net income	$0.23		$0.15

Income per common share — diluted:
Income from continuing operations	$0.23		$0.13
Income from discontinued operations, net of taxes	—		0.02

Net income	$0.23		$0.15

Weighted average common shares outstanding:
Basic	8,956		9,194

Diluted	9,169		9,218

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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Six Months Ended June 30,
	2009	% of Revenue	2008	% of Revenue
Healthcare revenues	$287,002	100.0	$243,701	100.0
Healthcare expenses	265,552	92.5	224,688	92.2

Gross margin	21,450	7.5	19,013	7.8
Selling, general and administrative expenses	14,660	5.1	13,340	5.5
Audit Committee investigation and related expenses	133	—	58	—
Depreciation and amortization	1,297	0.5	1,874	0.8

Income from operations	5,360	1.9	3,741	1.5
Interest, net	120	0.1	449	0.1

Income from continuing operations before income tax provision	5,240	1.8	3,292	1.4
Income tax provision	2,242	0.8	1,338	0.6

Income from continuing operations	2,998	1.0	1,954	0.8
Income (loss) from discontinued operations, net of taxes	(196)	—	379	0.2

Net income	$2,802	1.0	$2,333	1.0

Income (loss) per common share — basic:
Income from continuing operations	$0.34		$0.21
Income (loss) from discontinued operations, net of taxes	(0.03)		0.04

Net income	$0.31		$0.25

Income (loss) per common share — diluted:
Income from continuing operations	$0.33		$0.21
Income (loss) from discontinued operations, net of taxes	(0.02)		0.04

Net income	$0.31		$0.25

Weighted average common shares outstanding:
Basic	8,948		9,187

Diluted	9,078		9,209

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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2009	Dec. 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$31,532	$24,855
Accounts receivable: healthcare and other, less allowances	46,348	41,007
Inventories	2,888	2,933
Prepaid expenses and other current assets	13,165	12,987
Current deferred tax assets	4,503	5,333

Total current assets	98,436	87,115
Property and equipment, net	7,407	6,442
Goodwill, net	40,772	40,772
Contracts, net	2,077	2,217
Other intangibles, net	38	154
Other assets	5,181	5,183

Total assets	$153,911	$141,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,922	$19,570
Accrued medical claims liability	22,998	14,743
Accrued expenses	38,728	36,466
Deferred revenue	3,074	8,052

Total current liabilities	83,722	78,831
Noncurrent portion of accrued expenses	21,166	17,146
Noncurrent deferred tax liabilities	2,830	1,860

Total liabilities	107,718	97,837

Stockholders’ equity:
Common stock	93	93
Additional paid-in capital	37,392	38,047
Retained earnings	8,708	5,906

Total stockholders’ equity	46,193	44,046

Total liabilities and stockholders’ equity	$153,911	$141,883

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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2009	2008
Cash Flows from Operating Activities
Net income	$2,802	$2,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,305	1,897
Loss on retirement of fixed assets	31	16
Finance cost amortization	18	21
Deferred income taxes	1,921	1,324
Share-based compensation expense	923	1,123
Excess tax benefits from share-based compensation expense	(121)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(5,341)	15,401
Inventories	45	222
Prepaid expenses and other current assets	(178)	(272)
Other assets	(14)	166
Accounts payable	(648)	(733)
Accrued medical claims liability	8,255	(4,991)
Accrued expenses	6,282	1,776
Deferred revenue	(4,978)	(8,971)

Net cash provided by operating activities	10,302	9,312

Cash Flows from Investing Activities
Capital expenditures	(2,047)	(1,515)

Net cash used in investing activities	(2,047)	(1,515)

Cash Flows from Financing Activities
Share repurchases	(2,669)	—
Excess tax benefits from share-based compensation expense	121	—
Issuance of common stock	150	75
Exercise of stock options	820	—

Net cash provided by (used in) financing activities	(1,578)	75

Net increase in cash and cash equivalents	6,677	7,872
Cash and cash equivalents at beginning of period	24,855	8,969

Cash and cash equivalents at end of period	$31,532	$16,841

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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Healthcare revenues	$889	$4,397	$2,595	$10,731
Healthcare expenses	862	4,127	2,918	10,068

Gross margin	27	270	(323)	663
Depreciation and amortization	3	10	8	23

Income (loss) from discontinued operations before income taxes	24	260	(331)	640
Income tax provision (benefit)	10	106	(135)	261

Income (loss) from discontinued operations, net of taxes	$14	$154	$(196)	$379

AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited, in thousands)
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.
ADJUSTED EBITDA
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.
Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.
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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited, in thousands)
RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income	$2,103	$1,351	$2,802	$2,333
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	13	116	(127)	284
Income tax provision	1,562	746	2,242	1,338
Interest, net	56	177	120	449
Depreciation and amortization	659	959	1,297	1,874
Audit Committee investigation and related expenses	120	—	133	58
Share-based compensation expense included in healthcare expenses	12	21	24	45
Share-based compensation expense included in selling, general and administrative expenses	435	525	899	1,078

Adjusted EBITDA	$4,960	$3,895	$7,390	$7,459

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN
The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.
The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.
RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2009
Healthcare revenues	$157,836	$121,667	$287,002	$243,701
Healthcare revenues included in income from discontinued operations, net of taxes	889	4,397	2,595	10,731

Total Revenues	$158,725	$126,064	$289,597	$254,432

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ASGR Announces Second Quarter Results

July 29, 2009
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited, in thousands)
RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2009
Healthcare expenses	$145,935	$111,727	$265,552	$224,688
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	862	4,127	2,918	10,068
Share-based compensation expense included in healthcare expenses	(12)	(21)	(24)	(45)

Total Healthcare Expenses	$146,785	$115,833	$268,446	$234,711

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Gross margin	$11,901	$9,940	$21,450	$19,013
Gross margin included in income (loss) from discontinued operations, net of taxes	27	270	(323)	663
Share-based compensation expense included in gross margin	12	21	24	45

Total Gross Margin	$11,940	$10,231	$21,151	$19,721

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